                                                                   EXHIBIT 10.15

                                     RELEASE

Derek Witte
108 University Avenue
Los Altos, CA 94022                                            November 17, 2000


Dear Derek:

Your employment with Symantec Corporation will terminate effective as of January 2, 2001. The intent of this Severance and Release Agreement is to mutually, amicably and finally resolve all issues and claims surrounding your resignation from Symantec. This Severance Agreement and Release Statement is in no way an admission of any liability on the part of Symantec. In exchange for this Release, you will receive the following:

Payment - You will receive a lump sum payment equivalent to eighteen months salary. This lump sum payment shall represent general damages for mental and emotional distress resulting from this situation. You agree to hold Symantec harmless for any tax liability resulting from characterization of the payment in this manner.

Car Payment. At the same time as the payment referenced above, Symantec will pay you a lump sum equal to the difference between the $33,482.19 you paid to purchase from Symantec's leasing company your 1997 BMW 540I and the book value (i.e. the amount Symantec was required to pay to take ownership of the vehicle) of such vehicle at the time of your purchase, of 16,399.18. The lump sum will therefore be equal to 17,083.01.

Company Property. You may retain the ThinkPad 600E computer now in your possession, including accessories and peripherals, as well as your Nokia cell phone and Palm Pilot as part of this agreement.

Benefits - You have the option to extend the health insurance coverage currently provided by the Company for a period of 18 months from the Termination Date pursuant to the terms and conditions of COBRA. You have 60 days from the Termination Date to notify the Company in writing of your election to so continue your continuation coverage. If you elect to extend your health benefits coverage through COBRA, Symantec will pay for up to six months of such coverage.

Stock -You shall have the right to exercise any vested stock options for 90 days after termination of your employment in accordance with the terms of the stock agreement.

Release Statement:

In consideration for the payments and other benefits described above, you and your heirs, successors and assigns, hereby release Symantec and its affiliated entities, as well as, its officers, directors, agents, employees, shareholders, successors and assigns from any claims and actions whatsoever arising out of your employment, including but not limited to the following:

o    All wrongful discharge claims; any claims for attorney's fees and costs.

o    All claims relating to any contract of employment, expressed or implied.

o    Any covenant of good faith & fair dealing, expressed or implied.

o    Any tort of any nature.

o    Any federal, state or municipal statute or ordinance.

o Any claims under the California Fair Employment and Housing Act; Title VII, Civil Rights Act of 1964; Age Discrimination in Employment Act of 1967.

o    Any other laws or regulations relating to employment discrimination.

In signing this Agreement, you have read the statement below, Section 1542 of the Civil Code of the State of California, which provides as follows:

     " A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

By reading this statement, you understand that Section 1542 gives you the right not to release existing claims of which you may currently know, unless you voluntarily choose to waive this right. Having been apprised of this, you nevertheless voluntarily elect to waive the rights outlined in Section 1542 and assume all risks for claims which may now exist in your favor, known or unknown, from the subject of this Agreement.

If you are forty years of age or more then the following paragraph is applicable to you:

You acknowledge that Symantec has advised you to consult with an attorney before signing this Release; advised you that you have twenty-one (21) days in which to consider whether you should sign the Release; and advised you that if you signed the Release, you would be given seven (7) days after the date on which you signed the Release to revoke it and that the Release would not be effective until the seven-day period has lapsed document and that all consideration to be paid to you for your agreement will be paid only at the end of that seven (7) day revocation period.

This Agreement constitutes the entire understanding of the parties on the subjects covered. Your signature below expressly warrants that you have read and fully understand this Agreement, and that you had the opportunity to consult legal counsel of your own choosing. You are not executing this Release in reliance of any promises, representations or inducements other than those in the document and you are doing so voluntarily, free of any coercion. This release will be effective on the eighth (8th) day after you sign it.

/s/ Derek Witte                    12/01/00
--------------------------------------------------------------------------------
Employee:                          Date


/s/ John W. Thompson               11/30/00
--------------------------------------------------------------------------------
Symantec:                          Date



3